UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material under § 240.14a-12
Berry Global Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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BERRY GLOBAL GROUP, INC.
SUPPLEMENT TO THE PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 24, 2021

On January 22, 2021, Berry Global Group, Inc. filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission relating to its Annual Meeting of Stockholders to be held on February 24, 2021.  This supplement, dated February 2, 2021 (the “Supplement”), should be read in conjunction with the Proxy Statement.

Proposal 4 of the Proxy Statement concerns the approval of a proposed amendment to our Amended and Restated Certificate of Incorporation to reduce the ownership threshold required for stockholders to a call a special meeting from 25% to 15% (“Proposal 4”).

This Supplement is to clarify that the affirmative vote of the holders of a majority in voting power of all the shares entitled to vote generally in the election of directors, whether or not such shares vote on the proposal, shall be required to approve Proposal 4.  The paragraph under the subsection titled “How many votes are needed for approval of each proposal?” on page 9 of the Proxy Statement is hereby revised in its entirety to read as follows:

Each director must be elected by the affirmative vote of a majority of the votes cast with respect to each director by the shares present in person or represented by proxy and entitled to vote on the matter (Proposal 1). The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required to ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending October 2, 2021 (Proposal 2); to approve, on an advisory, non-binding basis, our executive compensation (Proposal 3); and to approve the LTIP Amendment (Proposal 5). The affirmative vote of the holders of a majority in voting power of all the shares entitled to vote generally in the election of directors, whether or not such shares vote on the proposal, shall be required to approve the Governance Proposal (Proposal 4). A broker non-vote or an abstention with respect to the election of directors is not a vote cast and, therefore, will have no effect on the outcome of the election of directors (Proposal 1). An abstention with respect to Proposal 2, Proposal 3, Proposal 4 or Proposal 5 will not be voted, although it will be counted for the purpose of determining the number of shares represented at the meeting and entitled to vote on the matter. Accordingly, an abstention will have the effect of a vote against Proposal 2, Proposal 3, Proposal 4 or Proposal 5. Broker non-votes have no effect on the outcome of the voting on Proposal 3 and Proposal 5, but will have the same legal effect as a vote against Proposal 4.

Except as revised by the information contained herein, this Supplement does not modify, amend, supplement, revise or otherwise update any of the other information set forth in the Proxy Statement.  This Supplement should be read in conjunction with the Proxy Statement.  From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby. We urge you to read the Proxy Statement, including this Supplement, in its entirety.

If you have already submitted a proxy, your vote will count as submitted by you.  If you have already submitted a proxy and do not wish to change your vote, you need not take any further action. If you have already submitted a proxy and wish to change your vote, please revoke your proxy by following the procedures described in the Proxy Statement and vote again.  If you have not yet submitted a proxy, the Board of Directors urges you to vote by following the procedures described in the Proxy Statement.